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Exhibit 16.2

April 28, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

        We have read WCI Communities, Inc.'s statements included under the caption "Experts" in Amendment No. 2 to its Form S-4 to be filed on April 28, 2014 and we agree with such statements concerning our firm.

/s/ McGladrey LLP

McGladrey LLP
West Palm Beach, Florida

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  Exhibit 16.2